                                                                    Exhibit 99.3


                              LETTER OF TRANSMITTAL

                                  for Tender of
            Common Stock and Class A Preferred Stock in Exchange for
                             Class B Preferred Stock
                                       of

                     UNITED STATES TELECOMMUNICATIONS, INC.
 -----------------------------------------------------------------------------
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
     TAMPA, FLORIDA TIME, ON              , 2000 (THE "EXPIRATION DATE"),
            UNLESS EXTENDED BY UNITED STATES TELECOMMUNICATIONS, INC.
 -----------------------------------------------------------------------------

                  The Exchange Agent for the Exchange Offer is:

                                 [-------------]

   By Mail:                         By Hand:          By Overnight Courier:
  [address]                        [address]                [address]
     Facsimile Transmission:                          Confirm by Telephone:



         DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         The undersigned acknowledges receipt of the Prospectus dated _________ __, 2000 (the "Prospectus") of United States Telecommunications, Inc. ("UST") which, together with this Letter of Transmittal (the "Letter of Transmittal"), constitutes UST's offer (the "Exchange Offer") to exchange shares of its common stock (the "Common Stock") and Class A preferred stock (the "Class A Preferred Stock") held by recipients of the Prospectus for UST's unsecured installment notes (the "Notes") or shares of UST's Class B preferred stock (the "Class B Preferred Stock"). If a Holder exchanges shares of Common Stock and Class A Preferred Stock for Notes, such Holder will receive an aggregate principal amount of Notes equal to the purchase price such Holder paid for shares of Common Stock and Class A Preferred Stock (or for units in UST's predecessor entities). The Notes will be issued in denominations of $1,000. To determine the amount of Notes to be issued, the purchase price paid by such Holder will be rounded to the nearest thousand. If a Holder exchanges shares of Common Stock and Class A Preferred Stock for shares of Class B Preferred Stock, then such Holder will receive a certain number of shares of Class B Preferred Stock for every $1.00 such Holder paid for shares of Common Stock and Class A Preferred Stock (or for units in UST's predecessor entities). As a group, the Holders who exchange their securities for shares of Class B Preferred Stock will own approximately 80% of the issued and outstanding capital stock of UST immediately after the Exchange Offer. This number will be equal to 125,307,600 divided by the aggregate purchase price paid for shares of Common Stock and Class A Preferred Stock (or units of UST's predecessor entities) by those recipients of the Prospectus who exchange their securities for shares of Class B Preferred Stock. If a Holder elects not to exchange shares of Common Stock and Class A Preferred Stock on or before the Expiration Date, he will be deemed to have rejected this Exchange Offer and will continue to hold shares Common Stock and Class A Preferred Stock.

         Recipients of the Prospectus electing to have shares of Common Stock and Class A Preferred Stock exchanged pursuant to the Exchange Offer will be required to surrender such shares, together with this Letter of Transmittal, to the Exchange Agent at the address specified herein prior to the close of business on the Expiration Date. Recipients of the Prospectus will be entitled to withdraw their election at any time prior to 5:00 p.m., Tampa, Florida time, on the Expiration Date by sending to the Exchange Agent at the address specified herein a facsimile transmission or letter setting forth the name of such recipient, the number of shares of Common Stock and Class A Preferred Stock delivered for exchange and a statement that such person is withdrawing this election to have such shares exchanged.

         There will be no partial tenders or partial withdrawals from tenders of shares of Common Stock and Class A Preferred Stock pursuant to the Exchange Offer. Holders may not exchange a portion of their shares of Common Stock and Class A Preferred Stock for the Notes or a portion of such shares for shares of Class B Preferred Stock.

         The undersigned must check the appropriate box below and sign this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

         PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW. THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

/ / CHECK HERE IF ALL SHARES OF COMMON STOCK AND CLASS A PREFERRED STOCK ARE BEING DELIVERED IN EXCHANGE FOR NOTES AND COMPLETE THE FOLLOWING:

        Name of Registered Holder(s):
                                      ------------------------------------------

/ / CHECK HERE IF ALL SHARES OF COMMON STOCK AND CLASS A PREFERRED STOCK ARE BEING DELIVERED IN EXCHANGE FOR SHARES OF CLASS B PREFERRED STOCK AND COMPLETE THE FOLLOWING:

        Name of Registered Holder(s):
                                      ------------------------------------------

/ /     CHECK HERE IF THE EXCHANGE OFFER IS REJECTED:

        Name of Registered Holder(s):
                                      ------------------------------------------

List below the shares of Common Stock and Class A Preferred Stock to which this Letter of Transmittal relates. If the space provided below is inadequate, the Certificate Numbers and Purchase Price Amounts should be listed on a separate signed schedule affixed hereto. In addition, please attach evidence of proof , such as a brokers' statement or a cancelled check, that the entire purchase price for the shares (or units in UST's predecessor entities) was paid in full. The purchase price may have been paid in either cash or property. If the purchase price was paid in property, the price will be deemed to be the fair market value of such property at the time of the sale. If proof of the purchase price is not reasonably satisfactory to UST, it may require additional proof.


                     DESCRIPTION OF SHARES TENDERED HEREWITH

Name(s) and Addresses of Registered                                             Purchase Price for Number
             Holder(s)                    Certificate                            of Shares Represented by
          (Please fill in)                 Number(s)        Number of Shares           Certificate
------------------------------------      -----------       ----------------    -------------------------

                                           Total


         This Letter of Transmittal is to be used if certificates for Common Stock and Class A Preferred Stock are to be forwarded herewith. Unless the context requires otherwise, the term "Holder" for purposes of this Letter of Transmittal means any person in whose name shares of Common Stock and Class A Preferred Stock are registered or any other person who has obtained a properly completed power of attorney and any other required documents from the registered holder.

               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY


Ladies and Gentlemen:

         Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to UST the above-described shares of Common Stock and Class A Preferred Stock. Subject to, and effective upon, the acceptance for exchange of the shares of Common Stock and Class A Preferred Stock tendered herewith, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, UST all right, title and interest in and to such shares. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Exchange Agent acts as the agent of the undersigned in connection with the Exchange Offer) to cause the shares of Common Stock and Class A Preferred Stock to be assigned, transferred and exchanged. The undersigned represents and warrants that (a) it has full power and authority to tender, exchange, assign and transfer the shares of Common Stock and Class A Preferred Stock and to acquire the Notes or shares of Class B Preferred Stock, whichever is applicable, issuable upon the exchange of such tendered shares of Common Stock and Class A Preferred Stock, and (b) when the Common Stock and Class A Preferred Stock are accepted for exchange, UST will acquire good and unencumbered title to the tendered shares of Common Stock and Class A Preferred Stock, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by UST to be necessary or desirable to complete the exchange, assignment and transfer of tendered shares of Common Stock and Class A Preferred Stock.

         All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned. Tendered shares of Common Stock and Class A Preferred Stock may be withdrawn at any time prior to 5:00 p.m., Tampa, Florida time, on the Expiration Date by following the procedures set forth herein.

         Certificates for all Notes and Class B Preferred Stock delivered in exchange for tendered shares of Common Stock and Class A Preferred Stock, in each case registered in the name of the undersigned, shall be delivered to the undersigned at the address shown below the signature of the undersigned.

                          TENDERING HOLDER(S) SIGN HERE


                                                     --------------------------

                                                     --------------------------
                                                     Signature(s) of Holder(s)

Date:                      , 2000
     ---------------------

(Must be signed by registered Holder(s) exactly as name(s) appear(s) on certificate(s) for shares of Common Stock and Class A Preferred Stock or by any person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the full title of such person.) See Instruction 3.

                                         Name(s):
                                                     --------------------------

                                                     --------------------------

Capacity
(full title):
              -----------------------------------------------------------------
Address:

Area Code and
Telephone No.:
              -----------------------------------------------------------------

Address:
(Including Zip Code):
                     ----------------------------------------------------------

Tax Id.  No.:
              -----------------------------------------------------------------

                            GUARANTEE OF SIGNATURE(S)
                        (IF REQUIRED - SEE INSTRUCTION 3)

Authorized Signature:
                      ---------------------------------------------------------
Name:
     --------------------------------------------------------------------------
Title:
      -------------------------------------------------------------------------
Address:
         ----------------------------------------------------------------------

Name of Firm:
              -----------------------------------------------------------------
Area Code and
Telephone No.:
              -----------------------------------------------------------------
Dated:                     , 2000
     ---------------------

             PAYOR'S NAME: UNITED STATES TELECOMMUNICATIONS, INC.
-------------------------------------------------------------------------------

SUBSTITUTE                              Name (If joint names, list first and circle the name of the person or
FORM W-9                                entity whose number you enter in Part I below.)

Department of                           Business name, if different from above.
the Treasury

Internal Revenue                        City, state and zip code
Service

                                        PART I - Please provide your Taxpayer              Social Security Number
                                        Identification Number ("TIN") in the box at        or Employer
                                        the right. For individuals, this is your social    Identification Number
                                        security number. For other entities, this is
                                        your employer identification number.

                                        PART II - If exempt  from  backup  withholding,
                                        check  the  box  to  the  right.  Also  provide
                                        your TIN in Part I and sign and date  this form.                      / /

                                        PART III - Under penalties of perjury, I certify that:


                                        1.     THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER
                                               IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED
                                               TO ME), AND

                                        2.     I AM NOT SUBJECT TO BACKUP WITHHOLDING: (A) I AM EXEMPT FROM
                                               BACKUP WITHHOLDING; OR (B) I HAVE NOT BEEN NOTIFIED BY THE
                                               INTERNAL REVENUE SERVICE THAT I AM SUBJECT TO BACKUP WITHHOLDING
                                               AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS; OR
                                               (C) THE IRS HAS NOTIFIED ME THAT
                                               I AM NO LONGER SUBJECT TO BACKUP
                                               WITHHOLDING.

                                        CERTIFICATION INSTRUCTIONS. You must
                                        cross out item 2 above if you have been
                                        notified by the IRS that you are
                                        currently subject to backup withholding
                                        because of underreporting interest or
                                        dividends on your tax return.

                                        THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE
                                        YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT
                                        OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID
                                        BACKUP WITHHOLDING.

                                        SIGNATURE                                          DATE:
                                        ----------------------------------------------     ------------------------


Note: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31 % OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER.

                                  INSTRUCTIONS

                    FORMING PART OF THE TERMS AND CONDITIONS
                              OF THE EXCHANGE OFFER

    1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND CERTIFICATES. Certificates for all physically delivered shares of Common Stock and Class A Preferred Stock, evidence of the purchase price paid therefor, a properly completed and duly executed copy of this Letter of Transmittal or facsimile thereof and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at any of its addresses set forth herein on or prior to the Expiration Date.

    THE METHOD OF DELIVERY OF SHARES OF COMMON STOCK AND CLASS A PREFERRED STOCK, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER AND, EXCEPT AS OTHERWISE PROVIDED BELOW, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE.

    No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or facsimile thereof), shall waive any right to receive notice of the acceptance of the shares of Common Stock and Class A Preferred Stock for exchange.

    2. NO PARTIAL TENDERS; WITHDRAWALS. Holders must either elect to reject the Exchange Offer or elect to exchange all of their shares of Common Stock and Class A Preferred Stock for the Notes or shares of Class B Preferred Stock. Holders may not elect to exchange a portion of their shares for the Notes or a portion for shares of Class B Preferred Stock. All shares of Common Stock and Class A Preferred Stock delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. To withdraw a tender of such shares in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., Tampa, Florida time, on the Expiration Date. Any such notice of withdrawal must: (i) specify the name of the person having deposited the shares of Common Stock and Class A Preferred Stock to be withdrawn (the "Depositor");
(ii) state that all shares previously tendered are to be withdrawn; (iii) contain a statement that such Holder is withdrawing its election to have such shares exchanged; (iv) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such shares were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the shares of Common Stock and Class A Preferred Stock register the transfer of such shares in the name of the person withdrawing the tender; and (v) specify the name in which any such shares are to be registered, if different from that of the Depositor. Any shares of Common Stock and Class A Preferred Stock that have been tendered but that are not either withdrawn or accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal or rejection of tender. Properly withdrawn shares of Common Stock and Class A Preferred Stock may be retendered by following one of the procedures described herein at any time on or prior to the business day immediately preceding the Expiration Date.

    3. SIGNATURE ON THIS LETTER OF TRANSMITTAL; WRITTEN INSTRUMENTS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES. If this Letter of Transmittal is signed by the registered Holder(s) of the shares of Common Stock and Class A Preferred Stock tendered hereby, the signature must correspond with the name(s) as written on the face of certificates without alteration, enlargement or any change whatsoever.

    If tendered shares of Common Stock and Class A Preferred Stock are registered in the name of the signer of the Letter of Transmittal and the Notes or shares of Class B Preferred Stock to be issued in exchange therefor are to be issued in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered shares of Common Stock and Class A Preferred Stock must be endorsed or accompanied by written instruments of transfer in form satisfactory to UST and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (any of the foregoing hereinafter referred to as an "Eligible Institution").

    If the newly issued Notes or shares of Class B Preferred Stock or, on the other hand, the shares of Common Stock and Class A Preferred Stock not exchanged are to be delivered to an address other than that of the registered holder appearing on the stock register for the shares of Common Stock and Class A Preferred Stock, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

    Endorsements on certificates or signatures on separate written instruments of transfer or exchange required by this Instruction 3 must be guaranteed by an Eligible Institution.

    If any of the shares of Common Stock and Class A Preferred Stock tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

    If a number of share certificates registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of the shares.

    When this Letter of Transmittal is signed by the registered Holder or Holders of shares of Common Stock and Class A Preferred Stock listed and tendered hereby, no endorsements of certificates or separate written instruments of transfer or exchange are required.

    If this Letter of Transmittal is signed by a person other than the registered Holder or Holders of the shares of Common Stock and Class A Preferred Stock listed, such shares must be endorsed or accompanied by separate written instruments of transfer or exchange in form satisfactory to UST and duly executed by the registered Holder or Holders, in either case signed exactly as the name or names of the registered Holder or Holders appear(s) on the shares of Common Stock and Class A Preferred Stock.

    If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by UST, proper evidence satisfactory to UST of their authority so to act must be submitted.

    4. TRANSFER TAXES. UST shall pay all transfer taxes, if any, applicable to the exchange of shares of Common Stock and Class A Preferred Stock pursuant to the Exchange Offer. If, however, certificates representing newly issued Notes, newly issued shares of Class B Preferred Stock or shares of Common Stock and Class A Preferred Stock not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the shares tendered hereby, or if a transfer tax is imposed for any reason other than the exchange of shares of capital stock pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering Holder.

    Except as provided in this Instruction 4, it will not be necessary for transfer tax stamps to be affixed to the shares of Common Stock and Class A Preferred Stock listed in this Letter of Transmittal.

    5. WAIVER OF CONDITIONS. UST reserves the absolute right to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.

    6. MUTILATED, LOST, STOLEN OR DESTROYED NOTES. Any Holder whose shares of Common Stock or Class A Preferred Stock have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

    7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering and other questions relating to the Exchange Offer, as well as requests for assistance or additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number set forth above and in the Prospectus.

    8. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Letters of Transmittal or shares of Common Stock and Class A Preferred Stock will be resolved by UST, whose determination will be final and binding. UST reserves the absolute right to reject any or all Letters of Transmittal or tenders that are not in proper form or the acceptance of which would, in the opinion of UST's counsel, be unlawful. UST also reserves the right to waive any irregularities or conditions of tender as to the particular shares of Common Stock and Class A Preferred Stock covered by any Letter of Transmittal or tendered pursuant to such Letter of Transmittal. None of UST, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. UST's interpretation of the terms and conditions of the Exchange Offer shall be final and binding.

    9. DEFINITIONS. Capitalized terms used in this Letter of Transmittal and not otherwise defined have the meanings given in the Prospectus.


     10. TAX IDENTIFICATION NUMBER. Federal income tax law requires that a holder of any shares of Common Stock and Class A Preferred Stock which are accepted for exchange must provide UST (as payor) with its correct taxpayer identification number ("TIN"), which, in the case of a holder who is an individual, is his or her social security number. If UST is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. (If withholding results in an overpayment of taxes, a refund may be obtained.) Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements; however, these holders should still submit the Substitute Form W-9.


     To prevent backup withholding, each tendering holder must provide such holder's correct TIN by completing the Substitute Form W-9 set forth herein, certifying that the TIN provided is correct (or that such holder is awaiting a TIN), and that (i) the holder is exempt from back up withholding, (ii) the holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding. The Form must be signed, even if the holder is exempt from backup withholding.

    UST reserves the right in its sole discretion to take whatever steps are necessary to comply with its obligation regarding backup withholding.

IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE THEREOF (TOGETHER WITH CERTIFICATES FOR SHARES OF COMMON STOCK AND CLASS A PREFERRED STOCK AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.